Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA, et al.,

Plaintiffs,

v.

FIRST DATA CORPORATION,	CASE NUMBER: 1:03CV02169 (RMC)

and

CONCORD EFS, INC.,

Defendants.

HOLD SEPARATE STIPULATION AND ORDER

I. Definitions

As used in this Hold Separate Stipulation and Order:

A. “Acquirer” means the entity or entities to whom defendant First Data divests NYCE Holdings.

B. “Concord” means Concord EFS, Inc., a Delaware corporation headquartered in Memphis, Tennessee, and its successors and assigns, its subsidiaries, divisions, groups, affiliates, partnerships, and joint ventures, and their directors, officers, managers, agents, and employees.

C. “EFT network services” means the provision to financial institutions and retailers of shared electronic fund transfer network services for automatic teller machine (ATM) transactions, online and offline debit point-of-sale (POS) transactions, electronic benefits transfer, and point-of-banking transactions.

D. “EFT processing services” means the provision to financial institutions of real-time processing services that support ATM driving and fully-automated monitoring services, gateway access, and debit card issuance and authorization solutions.

E. “First Data” means First Data Corporation, a Delaware corporation headquartered in Greenwood Village, Colorado, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships, and joint ventures (excluding those entities not controlled by First Data), and their directors, officers, managers, agents, and employees.

F. “NYCE” means NYCE Corporation, a Delaware corporation headquartered in Montvale, New Jersey, and its successors and assigns, its subsidiaries, divisions, groups, affiliates, partnerships, and joint ventures (excluding those entities not controlled by NYCE), and their directors, officers, managers, agents, and employees. NYCE includes its EFT network services business (the NYCE Network) and its EFT processing services business.

G. “NYCE Holdings” means, unless otherwise noted, all of First Data’s governance rights in NYCE, and First Data’s entire 64 percent ownership interest in NYCE, including all of NYCE’s rights, titles, and interests in the following:

1.	all tangible assets of NYCE, including facilities and real property; data centers; assets used for research, development, engineering or other support to NYCE, and any real property associated with those assets; manufacturing and sales assets relating to NYCE, including capital equipment, vehicles, supplies, personal property, inventory, office furniture, fixed assets and fixtures, materials, on- or off-site warehouses or storage facilities, and other tangible property or improvements; all licenses, permits and authorizations

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issued by any governmental organization relating to NYCE; all contracts, joint ventures, agreements, leases, commitments, and understandings pertaining to the operations of NYCE; supply agreements; all customer lists, accounts, and credit records; and other records maintained by NYCE in connection with its operations; and

2.	the intangible assets of NYCE, including all patents, licenses and sublicenses, intellectual property, copyrights, trademarks, computer software and related documentation, trade names, service marks, “bugs,” service names, technical information, know-how, trade secrets, drawings, blueprints, designs, design protocols, specifications for materials, specifications for parts and devices, data and results concerning historical and current research and development, quality assurance and control procedures, design tools and simulation capability, and all manuals and technical information NYCE provides to its employees, customers, suppliers, agents or licensees in connection with NYCE’s operations.

H. “Online debit” means PIN debit.

I. “PIN” means a Personal Identification Number.

J. “PIN debit” means a method of electronic card payment by which consumers purchase goods and services from merchants by swiping a bank card at a point-of-sale terminal and entering a PIN on a numeric keypad, upon which the purchase amount is debited from the customer’s bank account and transferred to the retailer’s bank.

K. “PIN debit network” means a telecommunications and payment infrastructure that

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enables PIN debit transactions by providing the switch that connects merchants to consumers’ demand deposit accounts at banks.

L. “PIN debit network services” means the PIN debit network and its performance of those related functions necessary for the efficient operation of the network, including promotion of brand names among consumers, merchants, and banks; establishment of rules and standards to govern the networks; and the setting of fees.

M. “Plaintiff states” means the District of Columbia and the States of Connecticut, Illinois, Louisiana, Massachusetts, New York, Ohio, Pennsylvania, and Texas.

II. Objectives

The Final Judgment filed in this case is meant to ensure the prompt divestiture by First Data of NYCE Holdings for the purpose of ensuring the establishment of a viable competitor capable of competing effectively to provide EFT network services, including PIN debit network services, and EFT processing services in the United States and to remedy the anticompetitive effects that the United States and plaintiff states allege would otherwise result from defendant First Data’s acquisition of defendant Concord. This Hold Separate Stipulation and Order ensures that, prior to such divestiture, NYCE is operated as a competitively independent, economically viable, and ongoing business concern, that will remain independent and uninfluenced by the consummation of that acquisition, and that competition is maintained during the pendency of the ordered divestiture.

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III. Jurisdiction and Venue

This Court has jurisdiction over the subject matter of this action and over each of the parties hereto, and venue of this action is proper in the United States District Court for the District of Columbia.

IV. Compliance With and Entry of Final Judgment

A. The parties stipulate that a Final Judgment in the form attached hereto as Exhibit A may be filed with and entered by the Court, upon the motion of any party or upon the Court’s own motion, at any time after compliance with the requirements of the Antitrust Procedures and Penalties Act (15 U.S.C. § 16), and without further notice to any party or other proceedings, provided that the United States has not withdrawn its consent, which it may do at any time before the entry of the proposed Final Judgment by serving notice thereof on defendants and by filing that notice with the Court.

B. Defendants shall abide by and comply with the provisions of the proposed Final Judgment, pending entry of the Final Judgment by the Court, or until expiration of time for all appeals of any Court ruling denying entry of the proposed Final Judgment, and shall, from the date defendants signed this Stipulation, comply with all the terms and provisions of the proposed Final Judgment as though the same were in full force and effect as an order of the Court.

C. Defendants shall not consummate the transaction sought to be enjoined by the Complaint herein before the Court has signed this Hold Separate Stipulation and Order.

D. This Stipulation shall apply with equal force and effect to any amended proposed Final Judgment agreed upon in writing by the parties and submitted to the Court.

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E. In the event (1) the United States has withdrawn its consent, as provided in Section IV.A. above, (2) First Data notifies the Court that the proposed acquisition of Concord has been abandoned and will not be consummated, or (3) the proposed Final Judgment is not entered pursuant to this Stipulation, the time has expired for all appeals of any Court ruling denying the proposed Final Judgment, and the Court has not otherwise ordered continued compliance with the terms and provisions of the proposed Final Judgment, then the parties are released from all further obligations under this Stipulation, and the making of this Stipulation shall be without prejudice to any party in this or any other proceeding.

F. Defendants represent that the divestiture ordered in the proposed Final Judgment can and will be made, and that they later will raise no claim of mistake, hardship, or difficulty of compliance as grounds for asking the Court to modify any of the provisions contained therein.

V. NYCE Governance

During the period in which this Hold Separate Stipulation and Order are in effect, First Data is enjoined and restrained, directly or indirectly from:

1.	suggesting or nominating, individually or as part of a group, any candidate who is not an officer or manager of NYCE or minority shareholder of NYCE for election to NYCE’s Board of Directors, or, after fifteen (15) calendar days after the signing by the Court of this Hold Separate Stipulation and Order, having any officer, director, manager, employee, or agent serve as an officer, director, manager, employee, or in a comparable position with or for NYCE;

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2.	participating in, being present at, or receiving any notes, minutes, or agendas of, information from, or any documents distributed in connection with, any nonpublic meeting of NYCE’s Board of Directors or any committee thereof, or any other governing body of NYCE, except as necessary to carry out First Data’s obligations under this Hold Separate Stipulation and Order. For purposes of this provision, the term “meeting” includes any action taken by consent of the relevant directors in lieu of a meeting;

3.	voting or permitting to be voted any NYCE shares that First Data owns or using or attempting to use any ownership interest in NYCE to exert any influence over NYCE, except as necessary to carry out First Data’s obligations under this Hold Separate Stipulation and Order; and

4.	communicating to or receiving from any officer, director, manager, employee, or agent of NYCE any nonpublic information regarding any aspect of NYCE’s business, including any plans or proposals with respect thereto, except in the ordinary course of business or as required by applicable law.

VI. Hold Separate Provisions

Until the divestiture required by the Final Judgment has been accomplished, subject to the provisions of Section V and consistent with past practice:

A. First Data shall preserve and maintain NYCE as a separate, independent, ongoing, economically viable competitive business, with NYCE’s management, sales, and operations held entirely separate, distinct, and apart from First Data’s other operations. Within twenty (20) days

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after the entry of this Hold Separate Stipulation and Order, First Data shall inform the United States and plaintiff states of the steps First Data has taken to comply with this Hold Separate Stipulation and Order.

B. First Data shall take all steps necessary to ensure that (1) NYCE is maintained and operated as a separate, independent, ongoing, economically viable, and active competitor in the provision of EFT network services, including PIN debit network services, and EFT processing services, and (2) the books, records, competitively sensitive sales, marketing and pricing information, and decision-making concerning NYCE will be kept separate, distinct, and apart from First Data’s other operations. First Data’s influence over NYCE shall be limited to that necessary to carry out First Data’s obligations under this Hold Separate Stipulation and Order or as required by applicable law. First Data shall not hire any officer or employee of NYCE and shall not seek the termination or transfer of any NYCE officer or employee, or alter, to the detriment of such officer or employee, such person’s salary or benefits.

C. First Data shall continue to honor and comply fully with all contractual obligations, understandings, and formal or informal agreements (collectively “Agreements”) that First Data has with NYCE.

D. To the extent that First Data sells, leases, rents, or otherwise provides, any product or service to NYCE, whether pursuant to contract or any Agreement or practice, First Data shall continue to sell, lease, rent, or provide such products or services in the ordinary course of business, and in a manner consistent with First Data’s plans, strategies, polices and practices, and under the same terms and conditions, in existence as of the date First Data signs this Hold Separate Stipulation and Order.

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E. To the extent that First Data purchases, leases, rents, or otherwise obtains, any product or service from NYCE, whether pursuant to any Agreement or practice, First Data shall continue to purchase, lease, rent, or provide such products or services in the ordinary course of business, and in a manner consistent with First Data’s plans, strategies, polices and practices, and under the same terms and conditions, in existence as of the date First Data signs this Hold Separate Stipulation and Order.

F. First Data shall not take any action, or permit, authorize, allow or encourage any inaction, which discriminates against NYCE, including, but not limited to, using its merchant processing, merchant acquiring, card issuing or card processing services to reduce the volume or diminish the volume growth of ATM or PIN debit transactions switched by NYCE or degrade, impede or reduce the performance of any aspect of NYCE platforms or data centers.

G. First Data shall use reasonable efforts to maintain and increase sales and revenues of NYCE and shall maintain at 2003 levels or previously approved levels for 2004, whichever are higher, all promotional, advertising, sales, technical assistance, marketing, and merchandising support for NYCE.

H. First Data shall provide sufficient working capital and lines and sources of credit, at 2003 levels or previously approved levels for 2004, whichever are higher, to continue to maintain NYCE as an ongoing, economically viable, and competitive business.

I. First Data shall take all steps necessary to ensure that NYCE is fully maintained in operable condition at no less than the previously projected 2004 capacity and sales that existed as of the date First Data signs this Hold Separate Stipulation and Order, and shall maintain and adhere to normal repair and maintenance schedules for NYCE.

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J. First Data shall not, except as part of a divestiture approved by the United States in accordance with the terms of the proposed Final Judgment, remove, sell, lease, assign, transfer, pledge, or otherwise dispose of any assets, rights, or interests of NYCE Holdings or NYCE, provided, however, that nothing in this Section VI.J. shall prohibit NYCE from doing so in the ordinary course of business.

K. First Data shall maintain, in accordance with sound accounting principles, separate, accurate, and complete financial ledgers, books and records that report on a periodic basis, such as the last business day of every month, consistent with past practices, the assets, liabilities, expenses, revenues and income of NYCE.

L. Defendants shall take no action that would jeopardize, delay, or impede the sale of NYCE Holdings.

M. This Hold Separate Stipulation and Order shall remain in effect until consummation of the divestiture required by the proposed Final Judgment or until further order of the Court.

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FOR PLAINTIFF UNITED STATES:	FOR PLAINTIFF STATES:

/s/ Craig W. Conrath	/s/ Rebecca Fisher
Craig W. Conrath, Esq.	Rebecca Fisher, Esq.
Antitrust Division	Assistant Attorney General
U.S. Department of Justice	P.O. Box 12548
600 E Street, N.W., Suite 9500	Austin, TX 78711-2548
Washington, D.C. 20530

FOR DEFENDANT FIRST DATA CORPORATION:	FOR DEFENDANT CONCORD EFS, INC.:

/s/ Lawrence R. Fullerton	/s/ Stephen R. Patton
Lawrence R. Fullerton	Stephen R. Patton
DC Bar No. 251264	James H. Mutchnik
SIDLEY AUSTIN BROWN & WOOD LLP	KIRKLAND & ELLIS, LLP
1501 K Street, N.W.	200 E. Randolph Drive
Washington, D.C. 20005	Chicago, IL 60601

William O. Fifield	Mark L. Kovner
SIDLEY AUSTIN BROWN & WOOD LLP	DC Bar No. 430431
717 North Harwood,	KIRKLAND & ELLIS, LLP
Suite 3400	655 Fifteenth Street,
Dallas Texas 75201	N.W.Washington, D.C. 20005

Date: December       , 2003

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ORDER

IT IS SO ORDERED ON THIS              DAY OF                                              , 2003.

United States District Judge

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EXHIBIT A

PROPOSED FINAL JUDGMENT

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IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA, et al.,

Plaintiffs,

v.

FIRST DATA CORPORATION,	CASE NUMBER: 1:03CV02169 (RMC)

and

CONCORD EFS, INC.,

Defendants.

FINAL JUDGMENT

WHEREAS, plaintiff United States of America (“United States”), the District of Columbia, and the States of Connecticut, Illinois, Louisiana, Massachusetts, New York, Ohio, Pennsylvania, and Texas (“plaintiff states”), filed their Complaint on October 23, 2003, and the United States, plaintiff states, and defendants, First Data Corporation and Concord EFS, Inc., by their respective attorneys, have consented to the entry of this Final Judgment without trial;

AND WHEREAS, this Final Judgment does not constitute any evidence against or admission by any party regarding any issue of fact or law;

AND WHEREAS, defendants agree to be bound by the provisions of this Final Judgment pending its approval by the Court;

AND WHEREAS, the essence of this Final Judgment is the prompt and certain divestiture of certain rights or assets by First Data to assure that competition is not substantially lessened;

AND WHEREAS, the United States and plaintiff states require First Data to make a certain divestiture for the purpose of remedying the loss of competition alleged in the Complaint;

AND WHEREAS, defendants have represented to the United States and plaintiff states that the divestiture required below can and will be made and that defendants will later raise no claim of hardship or difficulty as grounds for asking the Court to modify any of the divestiture provisions contained below;

NOW THEREFORE, without trial and upon consent of the parties, it is ORDERED, ADJUDGED AND DECREED:

I. Jurisdiction

This Court has jurisdiction over the subject matter of and each of the parties to this action. The Complaint states a claim upon which relief may be granted against defendants under Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18.

II. Definitions

As used in this Final Judgment:

A. “Acquirer” means the entity or entities to whom defendant First Data divests NYCE Holdings.

B. “Concord” means Concord EFS, Inc., a Delaware corporation headquartered in Memphis, Tennessee, and its successors and assigns, its subsidiaries, divisions, groups, affiliates, partnerships, and joint ventures, and their directors, officers, managers, agents, and employees.

C. “EFT network services” means the provision to financial institutions and retailers of shared electronic fund transfer network services for automatic teller machine (ATM) transactions, online and offline debit point-of-sale (POS) transactions, electronic benefits transfer, and point-of-banking transactions.

D. “EFT processing services” means the provision to financial institutions of real-time processing services that support ATM driving and fully-automated monitoring services, gateway access, and debit card issuance and authorization solutions.

E. “First Data” means First Data Corporation, a Delaware corporation headquartered in Greenwood Village, Colorado, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships, and joint ventures (excluding those entities not controlled by First Data), and their directors, officers, managers, agents, and employees.

F. “NYCE” means NYCE Corporation, a Delaware corporation headquartered in Montvale, New Jersey, and its successors and assigns, its subsidiaries, divisions, groups, affiliates, partnerships, and joint ventures (excluding those entities not controlled by NYCE), and their directors, officers, managers, agents, and employees. NYCE includes its EFT network services business (the NYCE Network) and its EFT processing services business.

G. “NYCE Holdings” means, unless otherwise noted, all of First Data’s governance rights in NYCE, and First Data’s entire 64 percent ownership interest in NYCE, including all of NYCE’s rights, titles, and interests in the following:

1.	all tangible assets of NYCE, including facilities and real property; data centers; assets used for research, development, engineering or other support to NYCE, and any real property associated with those assets; manufacturing and sales assets relating to NYCE, including capital equipment, vehicles, supplies, personal property, inventory, office furniture, fixed assets and fixtures, materials, on- or off-site warehouses or storage facilities, and other tangible property or improvements; all licenses, permits and authorizations issued by any governmental organization relating to NYCE; all contracts, joint ventures, agreements, leases, commitments, and understandings pertaining to the operations of NYCE; supply agreements; all customer lists, accounts, and credit records; and other records maintained by NYCE in connection with its operations; and

2.	the intangible assets of NYCE, including all patents, licenses and sublicenses, intellectual property, copyrights, trademarks, computer software and related documentation, trade names, service marks, “bugs,” service names, technical information, know-how, trade secrets, drawings, blueprints, designs, design protocols, specifications for materials, specifications for parts and devices, data and results concerning historical and current research and development, quality assurance and control procedures, design tools and simulation capability, and all manuals and technical information NYCE provides to its employees, customers, suppliers, agents or licensees in connection with NYCE’s operations.

H. “Online debit” means PIN debit.

I. “PIN” means a Personal Identification Number.

J. “PIN debit” means a method of electronic card payment by which consumers purchase goods and services from merchants by swiping a bank card at a point-of-sale terminal and entering a PIN on a numeric keypad, upon which the purchase amount is debited from the customer’s bank account and transferred to the retailer’s bank.

K. “PIN debit network” means a telecommunications and payment infrastructure that enables PIN debit transactions by providing the switch that connects merchants to consumers’ demand deposit accounts at banks.

L. “PIN debit network services” means the PIN debit network and its performance of those related functions necessary for the efficient operation of the network, including promotion of brand names among consumers, merchants, and banks; establishment of rules and standards to govern the networks; and the setting of fees.

III. Applicability

A. This Final Judgment applies to First Data and Concord, as defined above, and all other persons in active concert or participation with any of them who receive actual notice of this Final Judgment by personal service or otherwise.

B. Defendants shall require, as a condition of the sale or other disposition of all or substantially all of their assets or of lesser business units that include NYCE, that the purchaser agrees to be bound by the provisions of this Final Judgment.

IV. Divestiture

A. Defendant First Data is ordered and directed, within one hundred fifty (150) calendar days after the Court’s signing of the Hold Separate Stipulation and Order in this matter, or five (5) days after notice of the entry of this Final Judgment by the Court, whichever is later, to divest NYCE Holdings in a manner consistent with this Final Judgment to an Acquirer acceptable to the United States in its sole discretion, after consultation with plaintiff states. The United States, in its sole discretion, after consultation with plaintiff states, may agree to one or more extensions of this time period, not to exceed in total ninety (90) calendar days, and shall notify the Court in each such circumstance. Defendant First Data agrees to use its best efforts to divest NYCE Holdings as expeditiously as possible.

B. In accomplishing the divestiture ordered by this Final Judgment, defendant First Data promptly shall make known, by usual and customary means, the availability of NYCE Holdings. Defendants shall inform any person making inquiry regarding a possible purchase of NYCE Holdings that it will be divested pursuant to this Final Judgment and provide that person with a copy of this Final Judgment. Defendant First Data shall offer to furnish to all prospective Acquirers, subject to customary confidentiality assurances, all information and documents relating to NYCE customarily provided in a due diligence process except such information or documents subject to the attorney-client or work-product privilege. Defendant First Data shall make available such information to the United States and plaintiff states at the same time that such information is made available to any other person.

C. Defendant First Data shall provide prospective Acquirers of NYCE Holdings, the United States, and plaintiff states information relating to the personnel involved in the production, operation, research, development, and sales at NYCE to enable the Acquirer to make offers of employment. Defendants will not interfere with any negotiations by the Acquirer to employ any of NYCE’s employees whose responsibilities includes the production, operation, development, or sale of the products and services of NYCE.

D. Defendant First Data shall permit prospective Acquirers of NYCE Holdings to have reasonable access to personnel and to make inspections of the physical facilities of NYCE; access to any and all environmental, zoning, and other permit documents and information; and

access to any and all financial, operational, or other documents and information customarily provided as part of a due diligence process.

E. Defendant First Data shall warrant to the Acquirer of NYCE Holdings that each asset therein that was operational as of the date of filing of the Complaint in this matter will be operational on the date of divestiture.

F. Defendants shall not take any action that will impede in any way the permitting, operation, or divestiture of NYCE or NYCE Holdings.

G. Defendant First Data shall warrant to the Acquirer of NYCE Holdings that there are no material defects in the environmental, zoning, or other permits pertaining to the operation of NYCE, and following the sale of NYCE Holdings, defendants shall not undertake, directly or indirectly, any challenges to the environmental, zoning, or other permits relating to the operation of NYCE.

H. Unless the United States otherwise consents in writing, after consultation with plaintiff states, the divestiture pursuant to Section IV, or by trustee appointed pursuant to Section V, of this Final Judgment, shall include the entire NYCE Holdings as defined in Section II(G) and shall be accomplished in such a way as to satisfy the United States, in its sole discretion, after consultation with plaintiff states, that NYCE can and will be used by the Acquirer as part of a viable, ongoing business engaged in the provision of EFT network services, including PIN debit network services, and EFT processing services. Divestiture of NYCE Holdings may be made to an Acquirer, provided that it is demonstrated to the sole satisfaction of the United States, in its sole judgment, after consultation with plaintiff states, that the divested asset will remain viable and that the divestiture will remedy the competitive harm alleged in the Complaint. The divestiture, whether pursuant to Section IV or Section V of this Final Judgment,

1.	Shall be made to an Acquirer that, in the United States’ sole judgment, after consultation with plaintiff states, has the intent and capability (including the necessary managerial, operational, technical, and financial capability) to compete effectively in the provision of EFT network services, including PIN debit network services, and EFT processing services in the United States; and

2.	Shall be accomplished so as to satisfy the United States, in its sole discretion, after consultation with plaintiff states, that none of the terms of any agreement between an Acquirer and defendants give defendants the ability unreasonably to raise NYCE’s costs, to lower NYCE’s efficiency, or otherwise to interfere in the ability of NYCE to compete effectively.

V. Appointment of Trustee to Effect Divestiture

A. If defendant First Data has not divested NYCE Holdings within the time period specified in Section IV(A), it shall notify the United States and plaintiff states of that fact in writing. Upon application of the United States, in its sole discretion, after consultation with plaintiff states, the Court shall appoint a trustee selected by the United States, and approved by the Court to effect the divestiture of NYCE Holdings.

B. After the appointment of a trustee becomes effective, only the trustee shall have the right to sell NYCE Holdings. The trustee shall have the power and authority to accomplish the divestiture of NYCE Holdings to an Acquirer acceptable to the United States, in its sole judgment after consultation with plaintiff states, at such price and on such terms as are then obtainable upon reasonable effort by the trustee, subject to the provisions of Sections IV, V, and VI of this Final Judgment, and shall have such other powers as this Court deems appropriate. Subject to Section V(D) of this Final Judgment, the trustee may hire at the cost and expense of defendant First Data any investment bankers, attorneys, or other agents, who shall be solely accountable to the trustee, reasonably necessary in the trustee’s judgment to assist in the divestiture.

C. Defendants shall not object to a sale by the trustee on any ground other than the trustee’s malfeasance. Any such objections by defendants must be conveyed in writing to the United States, plaintiff states, and the trustee within ten (10) calendar days after the trustee has provided the notice required under Section VI.

D. The trustee shall serve at the cost and expense of defendant First Data, on such terms and conditions as the United States approves, and shall account for all monies derived from the sale of NYCE Holdings and all costs and expenses so incurred. After approval by the Court of the trustee’s accounting, including fees for its services and those of any professionals and agents retained by the trustee, all remaining money shall be paid to defendant First Data and the trust shall then be terminated. The compensation of the trustee and any professionals and agents retained by the trustee shall be reasonable in light of the value of the asset to be divested and based on a fee arrangement providing the trustee with an incentive based on the price and terms of the divestiture and the speed with which it is accomplished, but timeliness is paramount.

E. Defendants shall use their best efforts to assist the trustee in accomplishing the required divestiture. The trustee and any consultants, accountants, attorneys, and other persons retained by the trustee shall have full and complete access to the personnel, books, records, and facilities of the business to be divested, and defendants shall develop financial and other information relevant to such business as the trustee may reasonably request, subject to customary confidentiality protection for trade secret or other confidential research, development, or commercial information. Defendants shall take no action to interfere with or to impede the trustee’s accomplishment of the divestiture.

F. After its appointment, the trustee shall file monthly reports with the United States, plaintiff states, and the Court setting forth the trustee’s efforts to accomplish the divestiture ordered under this Final Judgment. To the extent such reports contain information that the trustee deems confidential, such reports shall not be filed in the public docket of the Court. Such reports shall include the name, address, and telephone number of each person who, during the preceding month, made an offer to acquire, expressed an interest in acquiring, entered into negotiations to acquire, or was contacted or made an inquiry about acquiring, NYCE Holdings and shall describe in detail each contact with any such person. The trustee shall maintain full records of all efforts made to divest NYCE Holdings.

G. If the trustee has not accomplished such divestiture within six months after its appointment, the trustee shall promptly file with the Court a report setting forth (1) the trustee’s efforts to accomplish the required divestiture; (2) the reasons, in the trustee’s judgment, why the required divestiture has not been accomplished; and (3) the trustee’s recommendations. To the extent such reports contain information that the trustee deems confidential, such reports shall not be filed in the public docket of the Court. The trustee shall at the same time furnish such report to the United States and plaintiff states, and the United States and plaintiff states shall have the right to make additional recommendations consistent with the purpose of the trust. The Court thereafter shall enter such orders as it shall deem appropriate to carry out the purpose of the Final Judgment, which may, if necessary, include extending the trust and the term of the trustee’s appointment by a period requested by the United States.

VI. Notice of Proposed Divestiture

A. Within two (2) business days following execution of a definitive divestiture agreement, defendant First Data or the trustee, whichever is then responsible for effecting the divestiture required herein, shall notify the United States and plaintiff states of any proposed divestiture required by Section IV or V of this Final Judgment. If the trustee is responsible, it shall similarly notify defendants. The notice shall set forth the details of the proposed divestiture and list the name, address, and telephone number of each person not previously identified who offered or expressed an interest in or desire to acquire any ownership interest in NYCE Holdings, together with full details of the same.

B. Within fifteen (15) calendar days of receipt by the United States and plaintiff states of such notice, the United States and plaintiff states may request from defendants, the proposed Acquirer, any other third party, or the trustee if applicable, additional information concerning the proposed divestiture, the proposed Acquirer, and any other potential Acquirer. Defendants and the trustee shall furnish any additional information requested within fifteen (15) calendar days of the receipt of the request, unless the parties shall otherwise agree.

C. Within thirty (30) calendar days after receipt of the notice or within twenty (20) calendar days after the United States and plaintiff states have been provided the additional information requested from defendants, the proposed Acquirer, any third party, and the trustee, whichever is later, the United States, in its sole discretion, after consultation with plaintiff states, shall provide written notice to defendants and the trustee, if there is one, stating whether or not it objects to the proposed divestiture. If the United States provides written notice that it does not object, the divestiture may be consummated, subject only to defendants’ limited right to object to the sale under Section V(C) of this Final Judgment. Absent written notice that the United States does not object to the proposed Acquirer or upon objection by the United States, a divestiture proposed under Section IV or Section V shall not be consummated. Upon objection by defendants under Section V(C), a divestiture proposed under Section V shall not be consummated unless approved by the Court.

VII. Financing

Defendants shall not finance all or any part of any purchase made pursuant to Section IV or V of this Final Judgment.

VIII. Hold Separate

Until the divestiture required by this Final Judgment has been accomplished, defendants shall take all steps necessary to comply with the Hold Separate Stipulation and Order entered by this Court. Defendants shall take no action that would jeopardize the divestiture ordered by this Court.

IX. Affidavits

A. Within twenty (20) calendar days of the Court’s signing of the Hold Separate Stipulation and Order in this matter, and every thirty (30) calendar days thereafter until the divestiture has been completed under Section IV or V, defendants shall deliver to the United States and plaintiff states an affidavit as to the fact and manner of their compliance with Section IV or V of this Final Judgment. Each such affidavit shall include the name, address, and telephone number of each person who, during the preceding thirty days, made an offer to acquire, expressed an interest in acquiring, entered into negotiations to acquire, or was contacted or made an inquiry about acquiring, any interest in NYCE Holdings and shall describe in detail each contact with any such person during that period. Each such affidavit shall also include a description of the efforts defendants have taken to solicit buyers for the asset to be divested, and to provide required information to any prospective Acquirer, including the limitations, if any, on such information. Assuming the information set forth in the affidavit is true and complete, any objection by the United States, in its sole discretion, after consultation with plaintiff states, to information provided by defendants, including limitations on the information, shall be made within fourteen (14) calendar days of receipt of such affidavit.

B. Within twenty (20) calendar days of the Court’s signing of the Hold Separate Stipulation and Order in this matter, defendants shall deliver to the United States and plaintiff states an affidavit that describes in reasonable detail all actions defendants have taken and all steps defendants have implemented on an ongoing basis to comply with Section VIII of this Final Judgment. Defendants shall deliver to the United States and plaintiff states an affidavit describing any changes to the efforts and actions outlined in defendants’ earlier affidavits filed pursuant to this section within fifteen (15) calendar days after the change is implemented.

C. Defendants shall keep all records of all efforts made to preserve and divest NYCE Holdings until one year after such divestiture has been completed.

X. Compliance Inspection

A. For purposes of determining or securing compliance with this Final Judgment, or of determining whether the Final Judgment should be modified or vacated, and subject to any legally recognized privilege, from time to time duly authorized representatives of the United States, including consultants and other persons retained by the United States, shall, upon written request of a duly authorized representative of the Assistant Attorney General in charge of the Antitrust Division, and on reasonable notice to defendants, be permitted:

1.	access during defendants’ office hours to inspect and copy, or at plaintiff’s option, to require defendants to provide copies of, all books, ledgers, accounts, records and documents in the possession, custody, or control of defendants, relating to any matters contained in this Final Judgment; and

2.	to interview, either informally or on the record, defendants’ officers, employees, or agents, who may have their individual counsel present, regarding such matters. The interviews shall be subject to the reasonable convenience of the interviewee and without restraint or interference by defendants.

B. Upon the written request of a duly authorized representative of the Assistant Attorney General in charge of the Antitrust Division, defendants shall submit written reports, under oath if requested, relating to any of the matters contained in this Final Judgment as may be requested.

C. No information or documents obtained by the means provided in this section shall be divulged by the United States to any person other than an authorized representative of the executive branch of the United States, except in the course of legal proceedings to which the United States is a party (including grand jury proceedings), or for the purpose of securing compliance with this Final Judgment, or as otherwise required by law.

D. If at the time information or documents are furnished by defendants to the United States, defendants represent and identify in writing the material in any such information or documents to which a claim of protection may be asserted under Rule 26(c)(7) of the Federal Rules of Civil Procedure, and defendants mark each pertinent page of such material, “Subject to claim of protection under Rule 26(c)(7) of the Federal Rules of Civil Procedure,” then the United States shall give defendants ten (10) calendar days notice prior to divulging such material in any legal proceeding (other than a grand jury proceeding).

XI. No Reacquisition

Defendants may not reacquire any ownership interest in NYCE during the term of this Final Judgment.

XII. Retention of Jurisdiction

This Court retains jurisdiction to enable any party to this Final Judgment to apply to this Court at any time for further orders and directions as may be necessary or appropriate to carry out or construe this Final Judgment, to modify any of its provisions, to enforce compliance, and to punish violations of its provisions.

XIII. Expiration of Final Judgment

Unless this Court grants an extension, this Final Judgment shall expire ten years from the date of its entry.

XIV. Public Interest Determination

Entry of this Final Judgment is in the public interest.

Date:
Court approval subject to procedures of the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16. United States District Judge